UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 27, 2018

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
15147 N. Scottsdale Road, Suite H300
Scottsdale, Arizona 85254-2494
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

201 E. Sandpointe Ave., 8th Floor
Santa Ana, California 92707
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement

On December 27, 2018, Universal Electronics Inc. (the “Company”) entered into a Second Amendment to the Second Amended and Restated Credit Agreement (the "Credit Agreement”) with U.S. Bank National Association. The amendment to the Credit Agreement, which is effective December 20, 2018, removes Wells Fargo Bank, National Association as a lender, decreases the Company's borrowing capacity under the revolving line of credit from $170,000,000 to $130,000,000 until June 30, 2019 and to $125,000,000 thereafter, and extends the maturity date to November 1, 2020. All other provisions of the Credit Agreement remain substantially the same.

The foregoing description of the Second Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Exhibits

(d) Exhibits. The following exhibit is filed with this Report.

10.1 Second Amendment to Second Amended and Restated Credit Agreement dated December 20, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: January 3, 2019	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement dated December 20, 2018

3